    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 4, 1997

                                                   REGISTRATION NUMBER 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          MIDWAY AIRLINES CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                            4512                           36-3915637
(State or other jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer Identification
 incorporation or organization)     Classification Code Number)                   No.)

                            ------------------------

                             300 WEST MORGAN STREET
                                   SUITE 1200
                          DURHAM, NORTH CAROLINA 27701
                                 (919) 956-4800
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                            JONATHAN S. WALLER, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          MIDWAY AIRLINES CORPORATION
                       300 WEST MORGAN STREET, SUITE 1200
                          DURHAM, NORTH CAROLINA 27701
                             (919) 956-4800 (PHONE)
                              (919) 956-4801 (FAX)
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

            HOWARD WOLF, ESQ.                        JOEL S. KLAPERMAN, ESQ.
       Fulbright & Jaworski L.L.P.                     Shearman & Sterling
        1301 McKinney, Suite 5100                      599 Lexington Avenue
        Houston, Texas 77010-3095                    New York, New York 10022

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-37375

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
--------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
             TITLE OF EACH CLASS OF                AMOUNT TO BE    OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION
          SECURITIES TO BE REGISTERED             REGISTERED (1)          UNIT               PRICE               FEE
Common Stock, $.01 par value per share..........      402,500            $15.50            $6,238,750          $1,841

(1) Includes 52,500 shares of Common Stock that the Underwriters have the option to purchase to cover over-allotments, if any.

    THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The information in the Registration Statement on Form S-1 filed by Midway Airlines Corporation with the Securities and Exchange Commission (File No. 333-37375) pursuant to the Securities Act of 1933, as amended, and declared effective on December 4, 1997 is incorporated by reference into this Registration Statement.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, Midway Airlines Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on December 4, 1997.

                                          MIDWAY AIRLINES CORPORATION
                                          By: /s/ ROBERT R. FERGUSON III
                                             -----------------------------------
                                             Robert R. Ferguson III
                                             CHAIRMAN ON THE BOARD, PRESIDENT
                                             AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert R. Ferguson III, Jonathan S. Waller and Steven Westberg, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent and either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                                Chairman of the Board,
  /s/ ROBERT R. FERGUSON III      President and Chief
------------------------------    Executive Officer          December 4, 1997
    Robert R. Ferguson III        (Principal Executive
                                  Officer)

                                Senior Vice President and
     /s/ STEVEN WESTBERG          Chief Financial Officer
------------------------------    (Principal Financial and   December 4, 1997
       Steven Westberg            Accounting Officer)
 /s/ W. GREYSON QUARLES, JR.
------------------------------  Director                     December 4, 1997
   W. Greyson Quarles, Jr.

------------------------------  Director                     December 4, 1997
         Howard Wolf

  /s/ GREGORY J. ROBITAILLE
------------------------------  Director                     December 4, 1997
    Gregory J. Robitaille

                                 EXHIBIT INDEX

    The contents of the Registration Statement on Form S-1 (Registration No. 333-37375), registering 4,427,500 shares of common stock, $.01 par value, of Midway Airlines Corporation, are hereby incorporated by reference herein. Filed as exhibits hereto are the following opinions and consents:

5.1        Opinion of Fulbright & Jaworski L.L.P.

23.1       Consent of Ernst & Young L.L.P.

23.2       Consent of Arthur Andersen L.L.P.

23.3       Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)